EXHIBIT 10.49
AMENDMENT TO
THE WASHINGTON TRUST COMPANY
SUPPLEMENTAL PENSION BENEFIT PLAN
AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008

A.
WHEREAS, The Washington Trust Company (the “Company”) maintains The Washington Trust Company Supplemental Pension Benefit Plan, as amended and restated effective January 1, 2008 and subsequently amended (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, the Company desires to amend the Plan; and

WHEREAS, the Company has reserved the right to amend the Plan by action of its Compensation and Human Resources Committee; and
WHEREAS, the Compensation and Human Resources Committee of the Company has authorized the following amendment to the Plan.
NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.    Article IV is hereby amended by adding the following Section 4.05:

“4.05 Cessation of Accruals. Notwithstanding anything herein to the contrary, in no event shall a Participant’s benefit hereunder increase after December 31, 2023.”

B.    The effective date of this Amendment is December 31, 2023.

C.    Except as amended above, the Plan remains in full force and effect and is in all other respects ratified and confirmed.

IN WITNESS THEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 19th day of September, 2013.

THE WASHINGTON TRUST COMPANY
By:     /S/ Joseph J. MarcAurele
Joseph J. MarcAurele
Chairman, President and Chief Executive Officer